UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2017, the Board of Directors (the “Board”) of Sterling Bancorp (the “Company”), a Delaware corporation, amended and restated the Company’s Bylaws, effective immediately. The changes to the Company’s Bylaws, which do not require stockholder approval, generally have the effect of modernizing and clarifying the Bylaws, to do the following:

•	In ARTICLE II, Section 1 (Board of Directors—General Powers, Number and Term of Office), remove the default of 13 directors if the Board has not designated a number of directors that shall constitute the whole Board;

•	Delete outdated language in ARTICLE II, Section 10 of the Bylaws related to the Company’s merger with Provident New York Bancorp and dealing with post-merger director composition, the effectiveness of which expired on October 31, 2016;

•	Replace the deleted language in ARTICLE II, Section 10 with language to establish a mandatory retirement age of 75 for Board members (the “Age Limitation”), effective immediately; and

•	Other conforming revisions and administrative clarifications.

The description above of the amendments to the Company’s Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bylaws, as amended, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01—Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP

Date: January 25, 2017	By:	/s/ Jack L. Kopnisky

Name:	Jack L. Kopnisky
Title:	President and Chief Executive Officer